EXECUTION COPY
Exhibit 10.27
Loan Agreement No: _______________________
Guarantor Name:___________________________
Amount of Pledged Collateral:          $600,000
LOAN GUARANTEE, PAYMENT AND SECURITY AGREEMENT
     This Agreement (the “Agreement”) is made as of September 19, 2007 (the “Effective Date”), by and between BIOHEART, INC., a Florida corporation (the “Company”), and Jason Taylor, an individual (the “Guarantor”).
WITNESSETH:
     WHEREAS, on June 1, 2007, the Company obtained a term loan (the “Loan”), in the principal amount of $5,000,000, from Bank of America, N.A. (the “Bank”) pursuant to a certain loan agreement between the Company and the Bank (the “Loan Agreement”) and related promissory note (the “Note”);
     WHEREAS, as security for the Company’s obligations relating thereto, the Guarantor will pledge and assign to the Bank (the “Pledge”) and grant to the Bank a first-priority security interest in, a $600,000 (the “Collateral Amount”) letter of credit with the Bank (the “Pledged Letter of Credit”);
     WHEREAS, the Pledged Letter of Credit is being issued as replacement, in part, for certain letters of credit pledged on June 1, 2007 by certain other guarantors to secure the Loan;
     WHEREAS, in accordance with the terms of this Agreement, Guarantor has agreed to make payments to the Company equal to 10.90% (the “Guaranteed Percentage”) of the interest and principal payable by the Company to the Bank in connection with the Loan, which amounts shall be used by the Company solely to pay interest and principal on the Loan;
     WHEREAS, as consideration for the Guarantor’s agreement to make the payments described above and to grant, in favor of the Bank, the Pledge, the Company has agreed, upon the terms and conditions set forth herein, to (i) issue the Guarantor a warrant or warrants to purchase shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), and (ii) pay certain fees to the Guarantor.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Company and the Guarantor agree as follows:
1. CONSIDERATION.
     1.1 PLEDGE DOCUMENTS AND PAYMENTS FOR THE BENEFIT OF THE COMPANY.
     In consideration of the Company’s issuance of the Warrant (as defined in Section 1.2 below) and payment of the Guarantee Fee (as defined in Section 1.2 below), the Guarantor hereby agrees that it shall:
          (a) At Closing (as defined in Section 2.1 below), execute and deliver, in favor of the Bank, the Pledged Letter of Credit and whatever documentation (such documentation, the “Pledge Documents”) the Bank reasonably requires in connection with the Pledge.
          (b) During the period commencing on the Effective Date and terminating on the date that the Company’s payment obligations under the Loan are satisfied and/or discharged in full, at least ten (10) business days prior to the due date for any payment of interest (“Interest Payment”) or payment of principal (“Principal Payment”) or other payment required to be made by the Company to the Bank under the Loan, pay the Company an amount equal to the product obtained by multiplying (x) the total amount of the payment then due and (y) the Guaranteed Percentage (each such payment, a “Guarantor Payment”); provided that the aggregate amount of Guarantor Payments shall not exceed the Collateral Amount. The Guarantor may, at its option, elect to make Guarantor Payments by drawing, or authorizing the Bank to draw, on the Pledged Letter of Credit, if approved by the Bank in its sole discretion.
          (c) The Company shall apply the Guarantor Payment towards an Interest Payment, Principal Payment or other payment due in connection with the Loan, and shall either notify the Guarantor in writing of the due date for any such payment, or shall promptly forward to the Guarantor any correspondence received by the Company from the Bank regarding the amount and due date of such Interest Payment, Principal Payment or other payment (as applicable). All payments hereunder shall be made to the Aggregation Account (as defined in the Loan Agreement).
          (d) The Guarantor hereby authorizes the Company to notify the Bank in the event that the Guarantor fails to make a Guarantor Payment when due.
     1.2 ISSUANCE OF WARRANTS AND PAYMENT OF MONTHLY FEES
     In consideration of the Guarantor’s issuing the Pledge in favor of the Bank the Company hereby agrees that it shall:
          (a) At Closing (as defined in Section 2.1 below), issue to the Guarantor a warrant to purchase an aggregate of 31,560 shares (the “Subject Shares”) of the Common Stock, with an exercise price of $4.75 per share, in the form attached hereto as Exhibit A (the “Warrant”). The Warrant will provide that the number of Subject Shares will increase to 36,000 shares of the Common Stock in the event the Company has not satisfied and/or discharged all of its payment obligations under the Loan (the “Loan Satisfaction”) by September 30, 2007. The Warrant will further provide that the number of Subject Shares will increase to 45,000, 60,000 and 90,000, respectively, in the event the Company has not satisfied and/or discharged all of its material payment obligations under this Agreement by the first anniversary, second anniversary and third anniversary of June 1, 2007, respectively.
          (b) Pay the Guarantor a cash fee (the “Guarantee Fee”) in the amount determined by multiplying the Collateral Amount by 5.0% and multiplying the resulting amount by a fraction, the numerator of which is the number of days elapsed between the date hereof and the earlier of (i) the date of the Loan Satisfaction and (ii) February 1, 2008 (or such later date to which the maturity date of the Note may be extended), and the denominator of which is 365. The Company shall pay the Guarantee Fee within five (5) business days of the Trigger Date (as defined below). For purposes of this Agreement, the “Trigger Date” shall mean the earlier to occur of: (x) the closing date of an initial public offering of the Company’s Common Stock generating at least $30 million of net proceeds to the Company occurring on or before January 31, 2008 (a “Qualified Offering”); and (y) the date the Company satisfies and/or discharges all of its payment obligations (a “BlueCrest Loan Satisfaction”) under that certain Loan and Security Agreement, dated as of May 31, 2007 by and between the Company and BlueCrest Capital Finance, L.P. (the “BlueCrest Loan”).

          (c) If on or before the first business day of the 36th first full calendar month after the date of the BlueCrest Loan (the “Outside Payment Date”) as of such date, the Company has not effectuated a BlueCrest Loan Satisfaction or a Qualified Offering:
               (A) the Company shall use its best efforts to effectuate a BlueCrest Loan Satisfaction as soon as possible following the Outside Payment Date; and
               (B) the Company shall pay the Guarantee Fee no later than five (5) business days following a BlueCrest Loan Satisfaction.
2. THE CLOSING.
     2.1. CLOSING DATE. The parties agree to effect the transactions contemplated hereby (the “Closing”) contemporaneously with the execution of this Agreement.
2.2 CLOSING DELIVERABLES.
          (a) At the Closing, the Company shall deliver or cause to be delivered to the Guarantor:
               (i) an executed copy of this Agreement; and
               (ii) an executed copy of the Warrant.
          (b) At the Closing, the Guarantor shall deliver or cause to be delivered to the Company an executed copy of this Agreement.
          (c) At the Closing, the Guarantor shall deliver to the Bank the Pledged Letter of Credit and duly executed copies of the Pledge Documents.
3. RESTRICTIONS ON TRANSFER OF THE WARRANT
     No transfer of all or any portion of the Warrant shall be made except in accordance with the applicable provisions of the Warrant.
4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
     The Company hereby represents, warrants and covenants to the Guarantor and agrees as follows:
     4.1. CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company’s business, properties, or financial condition (a “Material Adverse Effect”). The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Warrant and the agreements related to the Loan and to carry out and perform its obligations hereunder and thereunder. The Company has all requisite corporate power and authority to issue and deliver the shares of Common Stock issuable upon valid exercise of the Warrant.

     4.2 AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its shareholders, directors and officers necessary for the authorization, execution and delivery of this Agreement, the execution of the agreements related to the Loan, the issuance of the Warrant and the shares of Common Stock issuable upon conversion of the Warrant, the consummation of the other transactions contemplated hereby and the performance of all the Company’s obligations hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement. The shares of Common Stock issuable upon exercise of the Warrant have been duly authorized (the “Warrant Shares”). When the Warrant Shares have been delivered against payment in accordance with the terms of the Warrant, such Conversion Shares will have been, validly issued, fully paid and nonassessable.
     4.3. GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale and issuance of the Warrant have been obtained and will be effective at the Closing, except for notices required or permitted to be filed thereafter with certain state and federal securities commissions, which notices shall be filed on a timely basis.
     4.4. OFFERING. Assuming the accuracy of the representations and warranties of the Guarantor contained in Section 5 below, the offer, sale and issuance of the Warrant is exempt from the registration and prospectus delivery requirements of the Securities Act and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.
     4.5. CAPITALIZATION. The authorized capital of the Company consists of 40,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of August 1, 2007, 21,582,695 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.
     4.5 USE OF PROCEEDS FROM GUARANTOR PAYMENTS. The Company shall use the proceeds of any Guarantor Payment solely to pay amounts due or payable under the Loan.
     4.6 LITIGATION. Except as referenced on Exhibit 3(d) to the Loan Agreement, there is no proceeding involving Company pending or, to the knowledge of Company, threatened before any court or governmental authority, agency or arbitration authority.
     4.7 NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Company and no provision of any existing agreement (including, without limitation, the Loan Agreement or the Senior Loan Agreement (as defined in the Loan Agreement)), mortgage, indenture or contract binding on Company or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement.
     4.8 OWNERSHIP OF ASSETS. The Company has good title to its assets, and its assets are free and clear of liens, except for the security interest of BlueCrest (as defined in the Loan Agreement). For purposes of this Section 4.8, a sublicense of any of the Company’s intellectual property is not deemed to be a “lien”.
     4.9 TAXES. All taxes and assessments due and payable by Company have been paid or are being contested in good faith by appropriate proceedings and the Company has filed all tax returns which it is required to file.

     4.10 FINANCIAL STATEMENTS. The financial statements of Company heretofore delivered to Guarantor have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Company’s financial condition as of the date or dates thereof, and there has been no material adverse change in Company’s financial condition or operations since the date of the financial statements. All factual information furnished by Company to Guarantor in connection with this Agreement is and will be accurate on the date as of which such information is delivered to Guarantor.
     4.11 ENVIRONMENTAL. The conduct of Company’s business operations and the condition of Company’s property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials (as defined in the Loan Agreement).
     4.12 AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of the Company to Guarantor hereunder, the Company will, unless Guarantor consents otherwise in writing:
          (a) Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required, and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.
          (b) Adverse Conditions or Events. Promptly advise Guarantor in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect the Guarantor’s rights under this Agreement or the Warrant, (ii) any litigation in excess of $500,000 is filed by or against Company or (iii) any event that has occurred that would constitute an event of default under the Loan Agreement.
          (c) Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to, taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.
     4.13 NEGATIVE COVENANTS. Until full payment and performance of all obligations of the Company to Guarantor hereunder, the Company will not, unless Guarantor consents otherwise in writing:
          (a) Transfer of Assets. Sell, lease, assign or otherwise dispose of or transfer any assets for less than reasonably equivalent value, except in the normal course of its business.
          (b) Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR.
     The Guarantor hereby represents and warrants to the Company and agrees as follows:
     5.1 RELIANCE. The Guarantor understands that the Company has relied on the information and representations with respect to the Guarantor set forth in this Section 5 in determining, among other things, whether an investment in the Warrant is suitable for the Guarantor, and the Guarantor represents and warrants that all such information is true and correct as of the date hereof.
     5.2 POWER AND AUTHORITY. The Guarantor has all requisite power and authority to execute and deliver this Agreement and the Pledge Documents and to carry out and perform its obligations hereunder and thereunder.
     5.3 EXPERIENCE. The Guarantor is an “accredited investor” within the meaning of Regulation D under the Securities Act (an “Accredited Investor”) and such Guarantor has no ability to acquire the Warrant Shares until a date that is at least one year after the date the Warrants are issued.
     5.4. INFORMATION AND SOPHISTICATION. The Guarantor has received all the information it has requested from the Company that it considers necessary or appropriate for deciding whether to acquire the Warrant. The Guarantor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Warrant and to obtain any additional information necessary to verify the accuracy of the information given to the Guarantor. The Guarantor further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the investment in the Warrant and the Warrant Shares (collectively, the “Securities”).
     5.5 DUE DILIGENCE. The Guarantor has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection with its determination to enter into this Agreement. The Guarantor has made its own decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and, except for the representations and warranties expressly set forth herein, is not relying upon any information, representation or warranty by the Company or any agent of the Company in determining to enter into this Agreement.
     5.6. ABILITY TO BEAR ECONOMIC RISK. The Guarantor acknowledges that investment in the Securities involves a high degree of risk. The Guarantor is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment. Neither the Securities and Exchange Commission nor any state securities commission has approved any of the Securities or passed upon or endorsed the merits of the offering of the Securities by the Company.
     5.7 The Guarantor hereby acknowledges that:
IN THE EVENT THAT SALES OF THE SECURITIES OFFERED HEREBY ARE MADE TO FIVE (5) OR MORE PERSONS IN FLORIDA, ALL PURCHASERS IN FLORIDA HAVE THE RIGHT TO VOID THE SALE OF THE SECURITIES OFFERED HEREBY WITHIN THREE (3) DAYS AFTER THE PAYMENT OF THE PURCHASE PRICE IS MADE TO THE COMPANY, AN AGENT OF THE COMPANY, OR AN ESCROW AGENT, OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST.

     5.8 The Guarantor shall, at all times from the date hereof until there is a Loan Satisfaction, maintain, as security for the Loan, the Pledged Letter of Credit with the Bank.
6. REIMBURSEMENT OF PAYMENTS IN CONNECTION WITH PLEDGE DOCUMENTS AND THIS AGREEMENT.
     (a) The Company hereby agrees to pay to the Guarantor (i) all reasonable and documented costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Guarantor in connection with (x) the Guarantor’s negotiation, drafting and execution of this Agreement, the Guarantee Documents and any agreements with any of the Other Guarantors (as defined below), the Guarantor’s review of all documents in connection with the Loan and the Guarantor’s provision of the Pledged Letter of Credit (the “Initial Expenses”) and (y) the Bank’s taking any action against the Guarantor to enforce the Bank’s rights under the Guarantee Documents (together with the Initial Expenses, the “Expenses”) and (ii) to repay to Guarantor the Guarantor Payments. Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Company shall not be required to reimburse the Guarantor for Expenses that the Guarantor would not have incurred but for the Guarantor’s failure to satisfy the terms and conditions of this Agreement or the Guarantee Documents.
     (b) Each payment to be made by the Company hereunder shall be due within thirty (30) days of the receipt by the Company of a request for reimbursement from Guarantor; provided, however, that if the date of any reimbursement request occurs prior to the Trigger Date, such payment shall be made within thirty (30) days after the Trigger Date or on the same date the Company is required to pay the Guarantee Fee in accordance with Section 1.2(c) hereof, whichever occurs first. Notwithstanding the foregoing, the Company shall reimburse the Guarantor for the Initial Expenses within ten (10) business days of the Closing.
     (c) All payments payable by the Company hereunder shall be made in immediately available funds to an account that the Guarantor shall designate from time to time in writing to the Company. Payments due shall be made with interest thereon from the due date (or, in the case of the Guarantor Payments, from the date that the Guarantor made such payment) until payment thereof by the Company, at the Prime Rate offered by the Bank, plus 5%, and in effect as such due date. For the avoidance of doubt, the due date for any reimbursement request shall be thirty (30) days after the date of a written reimbursement request made by the Guarantor.
     (d) The Company shall make the payments specified above even if there is a dispute about whether the Bank is or was entitled to take any action to enforce its rights under the Guarantee Documents. In no event shall the Company be liable to Guarantor for any special, indirect or consequential damages incurred by Guarantor.
7.1 GUARANTOR DEFAULT.
     (a) The failure by the Guarantor to: (x) pay any Guarantor Payment (whether in cash or by the Bank drawing on the Pledged Letter of Credit) which failure is not cured within two (2) business days of the Guarantor’s receipt of written notice from the Company of such failure or (y) comply with the covenant set forth in Section 5.8 hereto shall constitute a “Key Default” hereunder.
     (b) Upon any Key Default by the Guarantor, the following shall occur immediately and automatically, provided that the Company shall provide Guarantor with written notice promptly upon learning of any such default: (a) the Warrant shall be cancelled; (b) the Company’s obligations to make payments to the Guarantor under Section 1.2(b) of this Agreement shall be terminated; and (c) the Company’s obligations under Section 6 to reimburse the Guarantor for Expenses shall be terminated.

     (c) Notwithstanding anything to the contrary in this Agreement, the Guarantor shall indemnify, defend and hold the Company harmless from and against all losses (including, without limitation, reasonable attorneys fees and court costs) incurred by the Company as a result of the Guarantor’s breach of any of its material obligations under this Agreement, including, but not limited to, a breach that results in a Key Default; provided, however, (z) in no event shall the Guarantor be liable to the Company for (A) any special, indirect or consequential damages; or (B) an amount in excess of $600,000 (the “Damages Cap”); provided, however, that if the Bank draws upon the Pledged CD, the amount liquidated by the Bank shall reduce the Damages Cap on a dollar for dollar basis.
     7.2 COMPANY DEFAULT. The failure by the Company to pay or perform any material obligation hereunder which failure is not cured within two (2) business days of the Company’s receipt of written notice from the Guarantor of such failure shall constitute a default hereunder. Upon any such default by the Company, the Guarantor’s obligations to pay the Guarantor Payments shall be terminated. Notwithstanding anything to the contrary in this Agreement, the Company shall indemnify, defend and hold the Guarantor harmless from and against all losses (including, without limitation, reasonable attorneys fees and court costs) incurred by the Guarantor as a result of the Company’s failure to comply with its obligations hereunder; provided that Company’s maximum liability to the Guarantor under this Agreement shall not exceed $600,000.
8. MISCELLANEOUS.
     8.1. BINDING AGREEMENT; NON-ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not assignable without the express written consent of both parties, which consent may be withheld for any reason. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly otherwise provided in this Agreement.
     8.2. TERMINOLOGY. The parties agree and acknowledge that the term “Guarantor” is used in this Agreement for convenience only and that the Guarantor’s obligations to the Company in respect of the Loan arise under this Agreement and under the Pledge Documents.
     8.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Florida, irrespective of any contrary result otherwise required under the conflict or choice of law rules of Florida.
     8.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.
     8.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     8.6 NOTICES. Any notice required or permitted under this Agreement must be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, if to the Company, addressed to William H. Kline, Chief Financial Officer, Bioheart, Inc. 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325, with a copy to David E. Wells, Esq., Hunton & Williams, LLP, 1111 Brickell Avenue, Suite 2500, Miami, Florida 33131, or to the Guarantor at Attn: Jason Taylor, [____________], with a copy to [____________] or at such other address as a party may designate by ten days’ advance written notice to the other party.

     8.7 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Guarantor.
     8.8 FURTHER ASSURANCES. The parties shall take such further actions, and execute, deliver and file such documents, as may be necessary or appropriate to effectuate the intent of this Agreement.
     8.9 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) forms of the word “include” mean that the inclusion is not limited to the items listed; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; (f) “hereof”, “hereunder”, “herein” and “hereto” refer to the entire Agreement and not any section or subsection; and (g) “$” means the currency of the United States.
     8.10. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to the other in any manner by any representations, warranties, covenants and agreements other than those specifically set forth herein.
     8.11 VENUE. The parties irrevocably submit to the exclusive jurisdiction of the courts of State of Florida located in Broward County and federal courts of the United States for the Southern District of Florida in respect of the interpretation and of the provisions of this Agreement and in respect of the transactions contemplated hereby.
     8.12 SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.
     8.13 ATTORNEYS’ FEES. In the event of any litigation, including appeals, with regard to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).
     8.14 REVERSE STOCK SPLIT. This Agreement shall be interpreted assuming the Effective Date shall be prior to the Company’s contemplated reverse stock split. Accordingly, upon consummation of the reverse stock split, all share amounts referenced herein shall be adjusted to give effect to the reverse stock split.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BIOHEART, INC.
By:	/s/ William H. Kline
	Name:	William H. Kline
	Title:	Chief Financial Officer

/s/ Jason Taylor
Jason Taylor

Exhibit A
Warrant Agreement No. ________
NEITHER THIS WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.
September 19, 2007 (the “Effective Date”)
BIOHEART, INC.
(Incorporated under the laws of the State of Florida)
Warrant for the Purchase of Shares of Common Stock
     FOR VALUE RECEIVED, BIOHEART, INC., a Florida corporation (the “Company”), hereby certifies that Jason Taylor (the “Initial Holder”), or his/her/its assigns (the “Holder”) is entitled, subject to the provisions of this Warrant, to purchase from the Company, up to 31,560 (subject to adjustment in accordance with the four immediately succeeding paragraphs and Section 5 below) (the “Subject Shares”) fully paid and non-assessable shares of Common Stock at a price of $4.75 per share, subject to adjustment in accordance with Section 5 below (the “Exercise Price”) . This Warrant is being issued in connection with that certain Loan Guarantee, Payment and Security Agreement by and between the Company and the Initial Holder, dated as of September 19, 2007 (the “Guarantee Agreement”).
     In the event that, as of September 30, 2007, the Company has not satisfied and/or discharged all of its payment obligations, including, without limitation, all payment obligations under the agreements, documents and instruments entered into in connection therewith (a “Loan Satisfaction”) under that certain $5,000,000 Loan borrowed by the Company from Bank of America, N.A. (the “Bank of America Loan”), the number of Subject Shares shall be automatically increased to 36,000 shares without any action required on the part of the Company or the Holder.
     In the event that, as of the first year anniversary of the closing of the Bank of America Loan (the “Closing Date”), the Company has not satisfied and/or discharged all of its material payment obligations to the Initial Holder under the Guarantee Agreement (a “Guarantee Satisfaction”), the number of Subject Shares shall be automatically increased to 45,000 shares without any action required on the part of the Company or the Holder.

     In the event that, as of the second year anniversary of the Closing Date, the Company has not effectuated a Guarantee Satisfaction, the number of Subject Shares shall be automatically increased to 60,000 shares without any action required on the part of the Company or the Holder.
     In the event that, as of the third year anniversary of Closing Date, the Company has not effectuated a Guarantee Satisfaction, the number of Subject Shares shall be automatically increased to 90,000 shares without any action required on the part of the Company or the Holder.
     Notwithstanding the immediately preceding four paragraphs to the contrary, a failure to timely effectuate a Guarantee Satisfaction shall be without prejudice to the Initial Holder’s (and/or its assign’s or successor’s in interest in respect of the Guarantee Agreement) rights with respect to the Guarantee Agreement, it being understood that adjustments to the Subject Shares relating to the Company’s failure to effectuate a Guarantee Satisfaction shall be an additional right of the Holder (and/or such successor or assign).
     The number of Subject Shares are also subject to adjustment in accordance with Section 5 below.
     The term “Common Stock” means the Common Stock, par value $.001 per share, of the Company as constituted on the Effective Date (the “Base Date”). The number of Subject Shares shall be adjusted from time to time as set forth herein. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock.” The term “Other Securities” means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term “Company” means and includes the corporation named above as well as (i) any immediate or more remote successor entity resulting from the merger or consolidation of such entity (or any immediate or more remote successor corporation of such entity) with another entity, or (ii) any entity to which such entity (or any immediate or more remote successor corporation of such corporation) has transferred its all or substantially all of its property or assets.
     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.
     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

     1. Exercise of Warrant.
          (a) Subject to Section 1(b) below and in accordance with the procedures set forth in Section 1(c) below, this Warrant may be exercised, in whole or in part, at any time, or from time to time during the period commencing on the date that is three hundred and sixty-six (366) days following the Effective Date and expiring at 5:00 p.m. Eastern Time on the date that is ten years following the Closing Date (the “Expiration Date”).
          (b) Notwithstanding Section 1(a) above, in no event shall the Holder be entitled to exercise this Warrant until such time that the Company effectuates a Loan Satisfaction; provided, however, that if, as of February 1, 2008, the Company has not effectuated a Loan Satisfaction but the Initial Holder has complied in full with all of its material obligations under the Guarantee Agreement, this Section 1(b) shall have no further force and effect.
          (c) During the period that this Warrant is exercisable in accordance with Sections 1(a) and 1(b) above, the Holder may exercise this Warrant by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, together with the Warrant Exercise Form, attached hereto as Exhibit A, duly executed and the Shareholders Agreement, attached hereto as Exhibit B (the “Shareholders Agreement”), duly executed, accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his, her or its duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with a duly executed Warrant Exercise Form , a duly executed Shareholders Agreement and the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall, subject to compliance with any applicable securities laws, be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.
          (d) In the event the Initial Holder commits a Key Default (as defined in the Guarantee Agreement), this Warrant shall be automatically cancelled, without any action required on the part of the Company or the Holder, and shall have no further force and effect.

          (e) During the period that this Warrant is exercisable in accordance with Sections 1(a) and 1(b) above and provided that (i) the Company’s Common Stock is publicly traded and (ii) the average reported weekly trading volume during the four weeks preceding the date of exercise is equal to or greater than 2,500,000, in lieu of exercising this Warrant by tendering cash pursuant to Section 3(c) above, the Holder of this Warrant may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

X =	Y (A — B)
A
     Where:
     X = The number of shares to be issued to the Holder pursuant to this net exercise;
     Y = The number of shares in respect of which the net issue election is made;
     A = The fair market value of one share at the time the net issue election is made; and
     B = The Exercise Price (as adjusted to the date of the net issuance).
     For purposes of this paragraph 3(e), the “fair market value” of one share of Common Stock as of a particular date shall mean the closing price (or average of the closing “bid” and “asked” prices, as the case may be) on the applicable date (i.e. the date of exercise of Warrant) of the Common Stock as reported by Bloomberg L.P. on the applicable market upon which the Common Stock is traded.
     2. Reservation of Shares. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, if necessary, will use its reasonable best efforts to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant.
     3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall issue one additional share of its Common Stock or Other Securities (as applicable) in lieu of each fraction of a share otherwise called for upon exercise of this Warrant.
     4. Transfer of Warrant.
          (a) Subject to compliance with any applicable federal and state securities laws, the conditions set forth in Sections 4(b) below and the provisions of Section 7 of this Warrant, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, together with the Assignment Form, attached hereto as Exhibit C duly executed, the Transferor Representation Letter (as defined below) duly executed, the Transferee Representation Letter (as defined below) duly executed and funds sufficient to pay any transfer tax, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in the Assignment Form and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned. Thereafter, this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Notwithstanding the foregoing, the Company shall not be required to issue a Warrant covering less than 1,000 shares of Common Stock.

          (b) Notwithstanding anything to the contrary set forth herein, no transfer of all or any portion of this Warrant shall be made except for transfers to the Company, unless:
               (x) if such transfer is made at any time prior to the One Year Exercise Date, the Holder and the proposed transferee each truthfully certify and provide to the Company a written representation letter (the “Transferor Representation Letter” and the “Transferee Representation Letter”, respectively) that such transfer is to either:
                    (A) a “Qualified Institutional Buyer” as such term is defined under Rule 144A of the Securities Act, attached hereto as Exhibit D;
                    (B) a “large institutional accredited investor” as such term is used in the Securities and Exchange Commission staff’s No-Action Letter dated February 28, 1992 to Squadron, Ellenoff, Pleasant & Lehrer, attached hereto as Exhibit E; or
                    (C) a person that is (1) an “accredited investor” within the meaning of Regulation D under the Securities Act (an “Accredited Investor”), (2) as of the Effective Date (as defined in the Guarantee Agreement) and the date of such transfer, is an executive officer of the Company or a member of the Company’s management; and (3) participated in assisting the Company structure the issuance of this Warrant to the (x) Guarantor (as defined in the Guarantee Agreement) and (y) any other persons receiving warrants in connection with their provision of a guaranty or letter of credit to secure the Bank of America Loan.
               (y) if such transfer is made at any time following the One Year Exercise Date, the Holder and the proposed transferee each truthfully certify and provide to the Company the Transferor Representation Letter and the Transferee Representation Letter, respectively that such transfer is to an Accredited Investor.
     5. Anti-Dilution Provisions.
               5.1 Adjustment for Dividends in Other Securities, Property, Etc. In case at any time or from time to time after the Base Date the shareholders of the Company shall have received, or on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive without payment therefor: (a) other or additional securities or property (other than cash) by way of dividend, (b) any cash paid or payable or (c) other or additional (or less) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Holder of this Warrant, upon the exercise thereof as provided in Section 1, shall be entitled to receive the amount of securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if on the Base Date it had been the holder of record of the number of shares of Common Stock or Other Securities (as applicable) as constituted on the Base Date subscribed for upon such exercise as provided in Section 1 and had thereafter, during the period from the Base Date to and including the date of such exercise, retained such shares and/or all other additional (or less) securities and property (including cash in the cases referred to in clauses (b) and (c) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 5.1 and Sections 5.2 and 5.3 below.

               5.2 Adjustment for Recapitalization. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant), or if the Company shall declare a stock dividend or distribute shares of Common Stock (or Other Securities) to its shareholders, the number of shares of Common Stock (or Other Securities, as the case may be) subject to this Warrant immediately prior to such subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock, the number of shares of Common Stock or Other Securities subject to this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this Section 5.2 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.
               5.3 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other entity, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other entity) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.
               5.4 No Impairment. The Company will not, by amendment of its Articles of Incorporation (or the Shareholders Agreement) or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, while this Warrant is outstanding, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable shares of capital stock upon the exercise of this Warrant.
               5.5 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Warrant Stock or Other Securities receivable on the exercise of this Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

          5.6 Notices of Record Date, Etc. In case:
          (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or
          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or
          (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to the Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, which is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant.
     6. Legend. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be sold or transferred in the absence of an effective registration statement under the Act or an opinion of counsel satisfactory to the Company that such registration is not required. The securities represented by this certificate are subject to certain restrictions and agreements contained in, that certain Warrant Agreement dated ____________, 2007, by and between the original Holder and the Company and, may not be sold, assigned, transferred, encumbered, pledged or otherwise disposed of except upon compliance with the provisions of such Warrant Agreement. By the acceptance of the shares of capital stock evidenced by this certificate, the holder agrees to be bound by such Warrant Agreement and all amendments thereto. A copy of such Warrant Agreement has been filed at the office of the Company.
The securities represented by this certificate and the holder of such securities are subject to the terms and conditions (including, without limitation, voting agreements and restrictions on transfer) set forth in a Shareholders Agreement, dated as of _________, 200___, a copy of which may be obtained from the Company. No transfer of such securities will be made on the books of the Company unless accompanied by evidence of compliance with the terms of such agreement.”
     7. Lock-Up Agreement. The Holder hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company in an agreement in connection with any initial public offering of the Company’s securities, following the effective date of the registration statement for a public offering of the Company’s securities filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock, if any, included in such registration; provided, that such “lock-up” period applicable to the Holder shall not be greater than the shortest lock-up period restricting any other shareholder of the Company executing lock-up agreements in connection with such registration.
     8. No Voting Rights as a Shareholder. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company.
     9. Registration Under the Securities Act of 1933.
          9.1 Piggyback Registration. If at any time during the period commencing on the date that is six months following the closing date of an initial public offering of the Common Stock and ending on the Expiration Date, the Company proposes to register any shares of its Common Stock under the Securities Act on any form for registration thereunder (the “Registration Statement”) for its own account or the account of shareholders (other than a registration solely relating to (i) shares of Common Stock underlying a stock option, restricted stock, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation or other entity; or (iii) a registration of securities proposed to be issued in exchange for other securities of the Company (collectively, an “Excluded Registration”)), it will at such time give prompt written notice to the Holder of its intention to do so (the “Section 9.1 Notice”).

Upon the written request of the Holder given to the Company within ten (10) days after the giving of any Section 9.1 Notice setting forth the number of shares of Warrant Stock and/or Other Securities intended to be disposed of by the Holder and the intended method of disposition thereof, the Company will include or cause to be included in the Registration Statement the shares of Warrant Stock and/or Other Securities which the Holder has requested to register, to the extent provided in this Section 9 (a “Piggyback Registration”). Notwithstanding the foregoing, in the event that prior to the Six-Month Post-IPO Exercise Date, the Company agrees to (other than in an Excluded Registration) (i) register the resale of Common Stock then held by any other shareholder of the Company or (ii) register the issuance of Common Stock upon conversion of then outstanding securities, the Holder shall be similarly entitled to exercise the rights provided by this Section 9.1. Notwithstanding the foregoing, the Company may, at any time, withdraw or cease proceeding with any registration pursuant to this Section 9.1 if it shall at the same time withdraw or cease proceeding with the registration of all of the Common Stock originally proposed to be registered. The Company shall be obligated to file and cause the effectiveness of only one (1) Piggyback Registration. The shares of Warrant Stock and/or Other Securities subject to the piggyback registration rights set forth in the Section 9.1 Notice are referred to for purposes of this Section 9 as the “Registrable Shares”.
          9.2 Company Covenants. Whenever required under this Section 9 to include Registrable Shares in a Registration Statement, the Company shall, as expeditiously as reasonably possible:
     (i) Use its commercially reasonable efforts to cause such Registration Statement to become effective and cause such Registration Statement to remain effective until the earlier of the Holder having completed the distribution of all its Registrable Shares described in the Registration Statement or six (6) months from the effective date of the Registration Statement (or such later date by reason of suspensions the effectiveness as provided hereunder). The Company will also use its commercially reasonable efforts to, during the period that such Registration Statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the Registration Statement does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the Registration Statement.
     (ii) Prepare and file with the Unites States Securities and Exchange Commission (the “SEC”) such amendments and supplements to such Registration Statement, and the prospectus used in connection with such Registration Statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

     (iii) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Shares owned by the Holder; provided that, in no event, shall the Company be required to incur printing expenses in excess of $1,000 in complying with its obligations under this Section 9.2(iii).
     (iv) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other federal or state securities laws of such jurisdictions as shall be reasonably requested by the Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
     (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.
     (vi) Notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (a) when the Registration Statement or any post-effective amendment and supplement thereto has become effective; (b) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make use commercially reasonable efforts to obtain the withdrawal of any order suspending effectiveness of the Registration Statement. at the earliest possible time or prevent the entry thereof); (c) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (d) of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
     (vii) Cause all such Registrable Shares registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted.
     (viii) Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.
     (ix) Use commercially reasonable effort to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (a) an opinion, dated as of such date and addressed to the Holder, of the counsel representing the Company for the purposes of such resale registration, in form and substance as is customarily given by Company counsel to underwriters, if any, engaged by the Holder and (b) a letter, dated as of such date and addressed to the Holder, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters, if any, engaged by the Holder.

          9.3 Furnish Information. In connection with a registration in which the Holder is participating, such Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Holder shall provide, within ten (10) days of such request, such information related to such Holder as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.
          9.4 Expenses of Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 9.1, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees and fees, disbursements of counsel for the Company and disbursements of counsel for the Holder up to $10,000 (the “Registration Expenses”) shall be borne by the Company.
          9.5 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 9.1 to include any of the Holder’s Registrable Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole and reasonable discretion will not materially jeopardize the success of the offering by the Company, and the Holder enters into such lock-up agreements as may be reasonably required of other selling shareholders in such Registration Statement. If the total amount of securities, including Registrable Shares, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole and reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters determine in their sole and reasonable discretion will not materially jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder who is a holder of Registrable Shares and is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder”, and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder”, as defined in this sentence.
          9.6 Indemnification. In the event that any Registrable Shares are included in a Registration Statement under this Section 9.

     (i) To the extent permitted by law, the Company will promptly indemnify and hold harmless the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to the Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9.6(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person.
     (ii) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, its directors, officers, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other holder selling securities in such Registration Statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 9.6(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9.6(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 9.6(ii) exceed 20% of the cash value of the gross proceeds from the offering received by the Holder.

     (iii) Promptly after receipt by an indemnified party under this Section 9.6 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.6.
     (iv) If the indemnification provided for in this Section 9.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
     (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
     (vi) The obligations of the Company and the Holder under this Section 9.6 shall survive the completion of any offering of Registrable Shares in a Registration Statement under this Section 9, and otherwise.

          9.7. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holder the benefits of Rule 144 under the Securities Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit the Holder to sell shares of the Company’s Common Stock to the public without registration, commencing immediately after the date on which a registration statement filed by the Company under the Securities Act becomes effective, the Company agrees to use its best efforts to:
     (i) make and keep public information available, as those terms are understood and defined in Rule 144;
     (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
     (iii) furnish to the Holder, so long as the Holder owns any Registrable Shares, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
          9.8. Permitted Transferees. The rights to cause the Company to register Registrable Shares granted to the Holder by the Company under this Section 9 may be assigned in full by a Holder in connection with a transfer by the Holder of its Registrable Shares if: (a) the Holder gives prior written notice to the Company; (b) such transferee agrees to comply with and be bound by the terms and provisions of this Agreement; (c) such transfer is otherwise in compliance with this Agreement and (d) such transfer is otherwise effected in accordance with applicable securities laws. Except as specifically permitted by this Section 9.8, the rights of a Holder with respect to Registrable Shares as set out herein shall not be transferable to any other person, and any attempted transfer shall cause all rights of the Holder therein to be forfeited.
          9.9 Termination of Registration Rights. The Holder shall no longer be entitled to exercise any registration rights provided for in Section 9.1 after such time at which all Registrable Shares held by the Holder can be sold in any three-month period without registration in compliance with Rule 144(k) of the Securities Act.
     10. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two (2) days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company or at such other address of which the Company or the Holder has been advised by notice hereunder. A copy of any notices provided to the Company hereunder shall be concurrently provided to the Company’s legal counsel addressed to Hunton & Williams, LLP, Attn: David E. Wells, Esq., 1111 Brickell Avenue, Suite 2500, Miami, Florida 33131.
     11. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice of law rules thereof.
     12. Modification of the Terms. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company.

     13. Venue. The parties irrevocably submit to the exclusive jurisdiction of the courts of State of Florida located in Broward County and federal courts of the United States for the Southern District of Florida in respect of the interpretation and of the provisions of this Agreement and in respect of the transactions contemplated hereby.
     14 Waiver of Jury Trial. THE COMPANY AND THE HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE HOLDER AND THE COMPANY.
     15. Payment of Certain Taxes and Charges. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of this Warrant or to register any transfer of this Warrant until any applicable transfer tax and any other taxes or governmental charges that the Company may be required by law to collect in respect of such exercise or transfer shall have been paid, such tax being payable by Holder at the time of surrender for the exercise or transfer.
     16. Register. The Company or its stock transfer agent, if any, will maintain a register containing the name and address of the Holder of this Warrant and of the holders of other warrants of like tenor issued simultaneously hereunder. Any Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change. The Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person.
     17. Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

BIOHEART, INC.
By:	/s/
	Name:	William H. Kline
	Title:	Chief Financial Officer